Exhibit 10.38

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into as of November 10, 2023 (the “Termination Date”) by and between Q32 Bio Inc. (“Q32”) and Horizon Therapeutics Ireland DAC (“Horizon”). Each of Q32 and Horizon may be referenced hereto as a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, Q32 and Horizon are parties to that certain Collaboration and Option Agreement, dated as of August 12, 2022, by and between Q32 and Horizon (the “Collaboration Agreement”) and that certain Asset Purchase Agreement, dated as of August 12, 2022, by and between Q32 and Horizon (the “Purchase Agreement”).

WHEREAS, under the Collaboration Agreement, Q32 grants to Horizon an option to purchase certain assets of Q32, on the terms of and subject to the conditions set forth in the Collaboration Agreement and the Purchase Agreement (the “Option”).

WHEREAS, the Parties intend to terminate the Collaboration Agreement and the Purchase Agreement prior to the exercise of the Option.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms shall have the meanings set forth in Annex I attached hereto or otherwise defined herein.

2. Termination of the Collaboration Agreement and the Purchase Agreement. The Parties mutually agree that, notwithstanding anything to the contrary in the Collaboration Agreement and the Purchase Agreement, effective as of the Termination Date, each of the Collaboration Agreement and the Purchase Agreement is hereby terminated, subject to the terms in this Agreement.

3. No Rights Transferred to Horizon. As of the Termination Date, Horizon has not exercised the Option and therefore, no right, title or interest in or to or otherwise relating to the Compound or Product (including any Product IP) has been or shall be licensed or otherwise transferred to Horizon, and the Option is hereby terminated. Horizon further confirms that, other than consulting services provided by Horizon to Q32 in connection with the Collaboration Agreement, neither Horizon nor any of its Affiliates has performed any research or development activities relating to the Compound or Product. For purposes of the preceding sentence, the term Affiliates does not include any entities that became affiliates of Horizon following the October 6, 2023 acquisition of Horizon by Amgen Inc.

4. Milestone Payments. In partial consideration of this Agreement, Q32 shall make the following payments (each, a “Milestone Payment”) to Horizon (or its designated Affiliates) within thirty (30) days after achieving each of the following milestone events (each, a “Milestone Event”):

Milestone Event	Payment Amount
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

If there is more than one Product sold by the Selling Party, then the Net Sales of all such Products shall be included for purposes of determining the applicable Milestone Event. For clarity, each Milestone Payment shall be payable only once and the maximum amount of Milestone Payments payable by Q32 shall be $75,100,000.

5. VAT on Payments. All payments due under this Agreement are exclusive of VAT. If any VAT is chargeable in respect of amounts payable pursuant to this Agreement, VAT shall be charged at the applicable rate required by applicable Law and the Party making such payment shall pay the VAT amount on receipt of a VAT invoice in the appropriate form.

6. Exchange Rate; Manner and Place of Payment; Late Payments. All payment amounts specified in this Agreement are expressed in U.S. Dollars, and all payments due hereunder shall be payable in U.S. Dollars. When conversion of payments from any currency other than U.S. Dollars is required, such conversion shall be calculated using the exchange rate published by The Wall Street Journal, Eastern U.S. Edition, on the last day of the calendar quarter in which the applicable Net Sales are made. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Horizon, unless otherwise specified in writing by Horizon. If Horizon does not receive payment of any sum due to it hereunder on or before the due date therefor, simple interest shall thereafter accrue on the sum due from the due date, including from when a payment was determined to have been due until the date of payment at a per-annum rate of [***]% above the prime rate as reported in The Wall Street Journal, Eastern U.S. Edition on the date such payment is due (or the next closest Business Day), or the maximum rate allowable by applicable Law, whichever is less (the “Late Interest Rate”).

7. Withholding. Q32 and its agents (as applicable) shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as Q32 is required to deduct or withhold therefrom under any applicable Laws and shall pay the amounts withheld to the appropriate Governmental Authority. To the extent such amounts are so deducted or withheld and properly remitted to the appropriate Governmental Authority, Q32 will send evidence of the obligation together with proof of Tax payment to Horizon on a reasonable and timely basis following such Tax payment. Any amounts properly deducted and withheld by Q32 or its agent from payment to Horizon shall be treated for all purposes under this Agreement as having been paid to Horizon. Each Party agrees to use commercially reasonable efforts to cooperate with the other Party in claiming refunds, reductions, or exemptions from such deductions

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or withholdings under any relevant agreement or treaty that is in effect. Horizon will provide Q32 with any Tax forms or other documentation reasonably necessary in order for Q32 not to withhold or to withhold Tax at a reduced rate under an applicable bilateral income Tax treaty. Notwithstanding the foregoing, if withholding is required under applicable Laws and such withholding payments result from a Withholding Action by Q32 or its Affiliates then Q32 shall pay an additional amount to Horizon such that, after withholding from the payments provided for in this Agreement and such additional amount, Horizon receives the same after-withholding amount as it would have received from Q32 absent such deduction or withholding and such additional amount.

8. Reports. Following the Termination Date, Q32 shall provide Horizon with a written report on an annual basis (or more frequently upon reasonable request of Horizon or its Affiliates) summarizing development, regulatory and commercialization activities of the Product(s). Each such report shall be Confidential Information of Q32.

9. Audit Rights. Q32 shall keep complete and accurate records of the underlying revenue and expense data relating to the calculations of Net Sales and payments required under this Agreement. Horizon shall have the right, for no more than [***], at its own expense, to have an independent, certified public accountant, selected by Horizon, review the records of Q32 upon reasonable notice (which shall be no less than [***] prior written notice) and during regular business hours. Horizon’s audit rights with respect to any calendar year shall expire [***] after the end of such year; provided, however, that the books and records for any particular calendar year shall only be subject to [***]. Should the inspection lead to the discovery that one or more Milestone Payments was due to Horizon, but not paid, Q32 shall pay [***]. In the event that an audit performed in accordance with the guidelines specified above does not resolve a dispute between the Parties, then such dispute shall be governed by the terms of Section 12.16 of the Collaboration Agreement (Governing Law; Disputes), which shall apply to this Agreement, mutandis mutatis.

10. BMS License. If the BMS License Agreement is terminated, then any amounts received by Q32 or any of its Affiliates from BMS or any of its Affiliates in connection with a Licensed Product or a BMS Reversion Product (each as defined in the BMS License Agreement) (including under Section 13.4.11 of the BMS License Agreement) shall be used to pay Horizon any amounts owed hereunder (including for achievement by Product(s) of the Milestone Events). Any Transfer to BMS, other than a Transfer that occurs solely as a result of the termination of the BMS License Agreement (which is addressed in the preceding sentence), shall be subject to the terms of Section 11 below.

11. Conditions to Transfer. Q32 shall not, and shall cause any Transferee not to, Transfer or permit a Transfer to any other Person, unless (a) such Person expressly agrees in writing to be bound by the payment and other obligations of Q32 to Horizon set forth in this Agreement, (b) Horizon is made an express third party beneficiary of the applicable portions of such written agreement, and (c) Q32 or its successor in interest remains primarily responsible to Horizon for the obligations of Q32 in this Agreement.

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12. Surviving Obligations. Following the Termination Date, Section 10.3 (Effect of Termination) of the Collaboration Agreement and Section 10.3 (Effect of Termination) of the Purchase Agreement shall survive in accordance with the terms therein, and for clarity, Section 2.5 of the Collaboration Agreement shall not apply for purposes of this Agreement. Other than the foregoing, and the rights and obligations of each Party under this Agreement, nether Party shall have any rights or obligations (financial or otherwise) against the other Party under the Collaboration Agreement or the Purchase Agreement.

13. Confidentiality. This Agreement shall be governed by Article XI (Confidentiality) of the Collaboration Agreement, mutandis mutatis, provided that the term “Confidential Information” shall include any such information disclosed by a Party or its Affiliates to the other Party or its Affiliates in connection with or for the purposes of this Agreement. The terms of this Agreement shall be considered Confidential Information of both Parties.

14. Miscellaneous. The terms set forth in Article XII (General Provisions) of the Collaboration Agreement shall apply to this Agreement, mutandis mutatis, provided that (a) the phrase “subject to Section 8.5” in subclause (b) of Section 12.2 (Successors and Assigns) shall be removed for purposes of this Agreement, and (b) Section 12.3 (Entire Agreement; Severability) shall be construed to include this Agreement, the Collaboration Agreement, and the Purchase Agreement.

[Signature Pages Follow]

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Confidential

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

Q32 BIO INC.

By:	/s/ Jodie Morrison
Name:	Jodie Morrison
Title:	CEO

HORIZON THERAPEUTICS IRELAND DAC

By:	/s/ David Caraher
Name:	David Caraher
Title:	Director

Signature Page to Termination Agreement

Annex I

Definitions

“Acquired Assets” has the meaning given in the Purchase Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Person, but only for so long as such control exists. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether (a) through direct or indirect beneficial ownership of at least 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the voting stock or other ownership interest in such corporation or other entity, or (b) by contract.

“Annual Net Sales” means, with respect to a Product, total worldwide Net Sales of such Product during a calendar year.

“BMS License Agreement” means the License Agreement, dated as of September 14, 2019, between Q32 and Bristol-Myers Squibb Company (“BMS”) as amended, including by the Letter Agreement dated October 9, 2020, Amendment 1 dated August 13, 2021, Amendment 2 dated July 26, 2022, and Amendment 3 dated July 26, 2022.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Ireland, the State of Illinois, the State of California or the State of Massachusetts.

“Change in Control” means, with respect to a Party, (a) a merger, consolidation, reorganization, amalgamation, arrangement, share exchange, tender or exchange offer, private purchase, business combination or other transaction of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, provided that a sale of securities for bona fide fundraising purposes shall not be deemed a Change in Control for purposes of this Agreement, or (c) the sale or other transfer to a Third Party of all or substantially all of the assets of such Party and its direct and indirect subsidiaries.

“Combination Product” means a [***].

“Compound” means the fully humanized, high affinity anti-interleukin-7 receptor a antagonist antibody known as ADX-914, as set forth on a schedule delivered to Horizon in connection with the execution and delivery of the Collaboration Agreement and all modifications, derivatives, fragments or variants thereof.

“Exploitation” means, with respect to the Compound or Product, the research, development, manufacture, formulation, testing, use, distribution, marketing, sale, promotion, and other commercialization and exploitation of the Compound or Product.

“Governmental Authority” means any United States federal, state, local, or any non-U.S. government, governmental, regulatory (including self-regulatory) or administrative authority, body, agency or commission or any court, tribunal, or judicial or arbitral body.

“Invention” means an invention, including any improvement or modification, that was made during the term of the Collaboration Agreement by one or more individuals conducting development, regulatory, toxicology or manufacturing activities with respect to the Compound and Product(s) by or on behalf of a Party or any of its Affiliates.

“Know-How” means data, knowledge, trade secrets, know-how, discoveries, inventions and technical, business or other proprietary information, including materials, samples, manufacturing data, chemistry, manufacturing, and controls information, toxicological data, pharmacological data, data from preclinical, clinical or non-clinical testing or studies, assays, processes, protocols, procedures, methods, devices, designs, results, technology, platforms, formulations, regulatory filings, applications, approvals and associated correspondence, specifications, quality control testing data, customer lists, mailing lists and business plans.

“Laws” means any United States federal, state and local, and any non-U.S., laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Net Sales” means, [***].

“Patents” means any and all (a) issued patents; (b) pending patent applications, including all priority patent applications, substitutions, continuations (in whole or in part), request for continued examination, divisions and renewals, and all patents granted thereon; (c) patents-of-addition, reissues, reexaminations, supplemental examinations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof; (d) certificates of invention and applications for certificates of invention; (e) other forms of government-issued rights substantially similar to any of the foregoing; and (f) United States and foreign counterparts of any of the foregoing.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

“Product” means any product comprised of or containing the Compound, in any form or formulation.

“Product IP” means all Know-How and Patents that are (a) owned or controlled by Q32 or any of its Affiliates that are used or held for use in, are necessary or reasonably useful for, the Exploitation of the Compound or Product, or (b) generated by or on behalf of either Party or both Parties in the Exploitation of the Compound or Product under the Collaboration Agreement.

“Regulatory Approval” means, with respect to any Product in any regulatory jurisdiction, approval from the applicable regulatory authority for the manufacture, distribution, use, marketing, and sale of the Product in such jurisdiction in accordance with applicable Laws provided, however that for purposes of the U.S., Regulatory Approval means NDA Approval, for purposes of the European Union, Approval means MAA Approval. For purposes of this definition, “NDA” means a new drug application filed with the FDA required for marketing approval for the applicable Product in the U.S., or, if the Compound is a biologic, a biologics license application (BLA) filed with the FDA required for marketing approval for the applicable Product in the U.S. “MAA Approval” means Regulatory Approval by the EMA of a marketing authorization application (including an abbreviated application) filed with the EMA for the applicable Product under the centralized European procedure; provided, that MAA Approval shall in any event be deemed achieved upon First Commercial Sale in any country in the European Union. “First Commercial Sale” means, with respect to a Product in a country, the first sale for use or consumption by the general public of such Product in such country after Regulatory Approval of such Product has been granted, or such marketing and sale is otherwise permitted, by the regulatory authority of such country. First Commercial Sale will not include distribution or other sale solely for clinical trials or under patient assistance, named patient use, compassionate use, or other patient access programs, in each case, where the Product is supplied without charge or below or at the actual manufacturing cost thereof or any early access programs before reimbursement approvals are obtained in countries where reimbursement approval is required.

“Subject Assets” means all or substantially all of the assets and rights of Q32 or any subsidiary of Q32 relating to the development, manufacture or commercialization of Compounds and Products. The Acquired Assets and the BMS License Agreement are Subject Assets.

“Tax” or “Taxes” means any and all federal, provincial, territorial, state, municipal, local, foreign or other taxes (including imposts, rates, levies, assessments, and other charges, in each case in the nature of a tax), including all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, together with all interest, penalties and additions to tax (and additional amounts imposed with respect to such amounts).

“Third Party” means any Person other than a Party hereto or an Affiliate of a Party hereto.

“Transfer” means any transfer, sale, license, conveyance or assignment of Subject Assets, including any transfer, sale, license, conveyance assignment of the Acquired Assets or the BMS License Agreement, in any transaction or series of related transactions, including through a Change in Control of Q32 or any successor in interest, a merger, consolidation, reorganization, amalgamation, arrangement, share exchange, tender or exchange offer, business combination, sale of securities, sale of assets, license, or comparable transaction.

“Transferee” means any Affiliate of Q32 or Third Party to which a Transfer is made by Q32 or by any Affiliate or Third Party that acquired Subject Assets directly or indirectly from Q32.

“VAT” means value added tax, sales taxes, consumption taxes and other similar taxes imposed or required by applicable Law.

“Withholding Action” means (a) a permitted assignment of this Agreement (in whole or in part) by Q32 to any Person outside of the United States or Ireland; (b) the exercise by Q32 of its rights under this Agreement (in whole or in part) through any Person outside of the United States or Ireland (or the direct exercise of such rights by an Affiliate of such party outside of the United States or Ireland); and (c) a redomiciliation of Q32, an assignee or a successor to a jurisdiction outside the United States or Ireland.